UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               March 15, 2016

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On March 4, 2016, Sun Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission regarding the resignation of Alberino J. Celini, Executive Vice President and Chief Risk Officer of Sun National Bank (the “Bank”), a wholly owned subsidiary of the Company. In connection with Mr. Celini’s resignation, the Company and the Bank have entered into a General Release and Separation Agreement (the “Separation Agreement”) with Mr. Celini, effective March 15, 2016. Under the Separation Agreement, in consideration of the general release of claims by Mr. Celini in favor of the Company and the Bank, including any and all claims under the Management and Severance Agreement, dated July 3, 2014, between the Bank and Mr. Celini, Mr. Celini is entitled to the following benefits: (i) a cash separation payment equal to $178,461, which will be paid in installments to Mr. Celini on a bi-weekly basis, and (ii) through October 31, 2016, payment of the employer’s portion of the premium for continued group health, vision and dental insurance at the level at which Mr. Celini is enrolled as of his resignation date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete Separation Agreement, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Exhibit No.	Description
99.1	General Release and Separation Agreement between Sun National Bank and Alberino J. Celini.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: March 15, 2016	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel
(Duly Authorized Officer)

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